SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

TCF Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TCF FINANCIAL CORPORATION
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(612) 661-6500

March 28, 2001

Dear Shareholder:

      You are invited to attend TCF Financial Corporation’s Annual Meeting of Shareholders which will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 9, 2001, at 10:30 a.m. local time.

      At the Annual Meeting you will be asked to

1. Elect four directors to the Board, and

2. Approve (vote on) other business, if any.

      Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your TCF shares by Internet, by phone, or by mail. Follow the instructions on the enclosed proxy card. (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!) If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2001

The Annual Meeting of Shareholders of TCF Financial Corporation is scheduled as shown below:

Date:	May 9, 2001
Time:	10:30 a.m. local time
Place:	Ramada Plaza Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

Meeting Agenda

1. Elect four directors to the Board, and

2. Other business, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 16, 2001.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting. You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope. If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

William A. Cooper Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota
March 28, 2001

ITEM 1: ELECTION OF DIRECTORS
BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS
NOMINEES FOR ELECTION AT THIS MEETING
OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)
AUDIT/ASSET QUALITY COMMITTEE REPORT
TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS
BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS
REPORT OF PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE
TCF STOCK PERFORMANCE CHART
SUMMARY COMPENSATION TABLE
OPTION GRANTS AND EXERCISES
OPTION EXERCISES IN 2000 AND VALUE OF OUTSTANDING OPTIONS AT DECEMBER 31, 2000
REPRICING OF OUTSTANDING STOCK OPTIONS
LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR
BENEFITS FOR EXECUTIVES
ADDITIONAL INFORMATION
APPENDIX

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial”) requests your proxy for the Annual Meeting of Shareholders (the “Annual Meeting” or “Meeting”). The proxy is being solicited on behalf of the Board and TCF Financial. The Annual Meeting is scheduled as shown below:

Date:	May 9, 2001
Time:	10:30 a.m. local time
Place:	Ramada Plaza Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement was mailed on approximately March 28, 2001.

ABOUT THE MEETING

What Items are on the Agenda for the Annual Meeting and How Many Votes are Required for Approval of Each? Assuming a quorum is present, the proposals on the agenda and the required vote for approval of each is as follows:

	Agenda Item	Votes Required for Approval
1.	Election of four directors.	The four candidates who receive the most votes are elected.

2.	Other business, if any.

Who is Permitted to Vote at the Annual Meeting? You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial (“TCF Stock”) on March 16, 2001 (the “Record Date”). Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting. There were 79,385,260 shares of TCF Stock outstanding as of the Record Date. There were 11,686 individuals and organizations that owned TCF Stock of record as of that date.

How do I (as a Shareholder) Vote? You can vote in advance of the Meeting by naming a proxy to vote your shares. (You can also vote at the Meeting by written ballot, although this is rare.) You have three options for voting in advance of the Meeting by proxy: (1) via Internet; (2) by telephone; or (3) by mail. If you want to vote via Internet or telephone, follow the instructions on your enclosed proxy card. If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions, sign, date and return to us in the enclosed return addressed envelope. To avoid confusion, please do not vote both by Internet or telephone and mail. When you vote before the Meeting, you do so by giving someone else your “proxy” to vote in your place. The persons who will vote the proxies for this Meeting are William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively. They will vote your shares as “for,” “against,” “abstain,” etc., on each proposal as you instruct them to. If you do not give any instructions they will vote “for” electing all nominees. If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.

Once I have Voted My Proxy, May I Revoke it? Yes, your proxy is revocable and is automatically revoked if you submit a new vote. You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy. If you intend to vote at the Meeting and your shares are held in “street name” by a stock brokerage firm, you should contact your stock brokerage firm ahead of time to determine what procedures to follow.

Who Pays for the Expenses of This Proxy Solicitation? Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated (“Innisfree”). Innisfree’s contract provides its fees will be not more than $11,000. TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote? Yes, but only if your shares are held in the brokerage firm’s account (in “street name”) rather than in the form of certificates. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting. If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to determine the procedures to follow.

How is a Quorum Determined? At least 50% of the TCF Stock outstanding as of the Record Date must be present at the Annual Meeting in order to have a quorum. Broker votes of your shares are counted toward the quorum requirement. If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement even though your shares are not voted for the proposal(s).

May Shareholders Submit Proposals or Nominate Directors at This Meeting? Yes, but the Board is not necessarily required to include them. In order to be considered by the Board, shareholder proposals must be timely submitted and include certain information required under TCF’s Bylaws or under regulations of the Securities and Exchange Commission (“SEC”). The deadline for shareholder submissions to be included in the proxy statement for this Meeting was December 2, 2000, and the deadline for submitting proposals (not included in the proxy statement) to the Meeting was March 9, 2001. Public disclosure of this Annual Meeting was made on February 27, 2001, in a news release and by publishing notice in newspapers in Minnesota, Michigan, Wisconsin, Illinois and Colorado on or about the same date. No shareholder proposals or nominations were received by either deadline for this Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS

The Nominees listed below are proposed for election to membership in Class II for a three-year term expiring in 2004. Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart. All Nominees agree they will serve if elected. If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

			Director
Name	Position(s) with TCF Financial:	Age	Since *
NOMINEES FOR ELECTION AS DIRECTORS

Class II – Term Expires 2001

Luella G. Goldberg	Director	64	1988

George G. Johnson	Director	58	1998

Lynn A. Nagorske	Director and President	44	1995

Ralph Strangis	Director	64	1991

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2001

Class III – Term Expires 2002

Rodney P. Burwell	Director	62	2000

William A. Cooper	Director, Chairman and Chief Executive Officer	57	1987

Thomas A. Cusick	Director, Vice Chairman and Chief Operating Officer	56	1988

Thomas J. McGough	Director	67	1989

Class I – Term Expires 2003

William F. Bieber	Director	58	1997

John M. Eggemeyer III	Director	55	1994

Robert E. Evans	Director	65	1990

Richard McNamara	Director	68	2000

Gerald A. Schwalbach	Director	56	1999

*	Excludes director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board. The Board is divided into three classes of equal (or close to equal) size. Directors serve three-year terms, with one class being elected each year. The number of directors on the Board at any given time may range from seven to twenty-five. Within these limits, the Board sets the number of directors from time to time. As of March 28, 2001, the current number of directors was thirteen. Director Rudy Boschwitz retired from the board at the end of October 2000 and Rodney P. Burwell was elected to fill the remainder of his term. Information about Mr. Boschwitz’ attendance of meetings during 2000 is included in this proxy statement, but all other information required as of a date after October 31, 2000 is omitted.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other directors whose terms do not expire this year. There is no family relationship between any of the Nominees, directors or executive officers of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She has been a director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association, and is past Chair of the University of Minnesota Foundation. In addition, she became a director of Communications Systems, Inc. and Personnel Decisions International in 1997. She served as a director of Piper Funds, Inc., Piper Global Funds, Inc., and Piper Institutional Funds, Inc. from 1987 until August 1998, and of a number of related closed-end investment companies from 1988 to 1998.

GEORGE G. JOHNSON has been a director of TCF Financial since 1998. He is Managing Director of George Johnson & Company, a Certified Public Accounting firm. Mr. Johnson is an Executive Board Member of the Detroit Area Council of the Boy Scouts of America, Junior Achievement of Southeastern Michigan, Inc. and the Wayne State University Richard Austin Scholarship Fund. Mr. Johnson also serves as a Vice Chairman on the Detroit Regional Chamber of Commerce and as an advisor for the Black United Fund of Michigan, Inc. Mr. Johnson has been a past Chairman of the Salvation Army, Metropolitan Detroit and a former Executive Board Member of the Detroit Historical Society. Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE has been President of TCF Financial since 1993 and a director of TCF Financial since 1995. He has also held various other positions with TCF Financial and TCF National Bank: Chief Executive Officer, TCF National Bank (1997-January 1999); and Treasurer (Principal Financial Officer), TCF Financial (1987-1995). Mr. Nagorske is currently a member of the Young President’s Organization (“YPO”). Mr. Nagorske also serves as Treasurer and a director for the Science Museum of Minnesota, and is a past director for the Minnesota State University —Mankato Foundation and the Greater Minneapolis Chamber of Commerce. Mr. Nagorske is a Certified Public Accountant.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Damark International, Inc. Mr. Strangis is a trustee and Treasurer of the Minneapolis Institute of Arts. He has been a director of TCF Financial since 1991.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

WILLIAM F. BIEBER has been a director of TCF Financial since 1997. Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace. In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace. Mr. Bieber is currently a member of the World Presidents’ Organization and the Minnesota Executives’ Organization. He is President of the board of directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees. Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

RODNEY P. BURWELL was elected as a director of TCF Financial in November 2000. He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products. Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin. Mr. Burwell’s other businesses include: Pace Analytical Services, Inc., an analytical testing company and LabSeek, Pace’s internet partner which is an internet company that provides scientists worldwide access to unanswered testing questions. Mr. Burwell is the Chairman of the Board of Fairview Health Services and a member of the Board of Trustees of the Blake School. He is the former Chairman of the Board of Trustees of Augsburg College.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF National Bank until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership and the Center for the American Experiment. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF National Bank since 1985.

THOMAS A. CUSICK has been Chief Operating Officer of TCF Financial since 1997, and has been Vice Chairman of TCF Financial since 1993. Before 1993, he had been President of TCF Financial since its formation in 1987. Mr. Cusick served as Chief Executive Officer of TCF National Bank from 1993 to 1996. Mr. Cusick is a former director of Damark International, Inc., is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Castle Creek Financial LLC (previously Belle Plaine Financial LLC), two companies which together form a merchant banking organization serving the banking industry exclusively. Mr. Eggemeyer also serves as a director of Rancho Santa Fe National Bank, First Community Bancorp, Off Road Capital and Union Acceptance Corporation. He has been a director of TCF Financial since 1994.

ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. He was President and Chief Operating Officer of TCF National Bank from 1987 to 1993. Mr. Evans retired as an executive from TCF Financial and TCF National Bank effective January 2, 1998 but continues as a Board member.

THOMAS J. MCGOUGH is President and one of the incorporators of McGough Construction, a Minnesota commercial contractor. Mr. McGough has been a director of TCF Financial since 1989.

RICHARD F. MCNAMARA was elected as a director of TCF Financial in May 2000. Mr. McNamara is the Chief Executive Officer and Owner of Activar, Inc., a combination of twelve companies in industrial plastics, sheet metal, construction supply, and electronics. Mr. McNamara serves as a director of Dunwoody Institute, Egan Companies, Rimage, Inc., the University of Minnesota Foundation, and Woodland Container Corp.

GERALD A. SCHWALBACH has served as a director of TCF Financial since July 1999. Mr. Schwalbach is currently the Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies, all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation, and from 1996 to March 1997, as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was a director of Delta Beverage Group, Inc., a beverage bottler and distributor, from 1988 to 1999. Since 1997, he has been a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company. In 1998, he became a director of BORN Information Systems, Inc., a computer consulting firm.

Committee Memberships and Attendance by Directors. The business, property and affairs of TCF Financial are managed by or under the direction of the Board. The Board met five times in 2000. The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2000.

Number of
Committee Name	Members	Principal Responsibilities	Meetings

Audit/Asset Quality	George G. Johnson, Ch.	• Relations with internal and external	Four

	Rudy Boschwitz	auditors

	Thomas J. McGough	• Reviewing audit functions and

	Robert E. Evans	controls

• Reviewing financial reporting

• Reviewing asset quality

• Overseeing compliance

Personnel/Shareholder	Ralph Strangis, Ch.	• Recommending and approving	Six

Relations	William F. Bieber	personnel-related items

	John M. Eggemeyer III	• Awarding stock and option grants

	Luella G. Goldberg	• Determining executive

	Richard F. McNamara	compensation

	Gerald A. Schwalbach	• Reviewing merger and acquisition

activity

• Increasing shareholder value

During 2000 all directors attended at least 75% of meetings (Committee and Board combined).

Business Transactions, Loans or Other Relationships Between TCF Financial and its Directors or Officers (Including Compensation Committee Interlocks and Insider Participation on the Personnel/Shareholder Relations Committee) The members of the Personnel/Shareholder Relations Committee in 2000 are listed above. None of these members is an executive officer, employee or former employee of TCF Financial.

The firm of Kaplan, Strangis and Kaplan, P.A. provided legal services to TCF Financial (including its subsidiaries) during 2000. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. Fees paid to the law firm did not exceed 5% of its gross revenues (or of TCF Financial’s gross revenues). TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis’ position as a director.

William F. Bieber, Gerald A. Schwalbach, Rodney P. Burwell, and Thomas J. McGough are affiliated with commercial entities. In 2000 TCF National Bank had various corporate term loans, corporate lines of credit, commercial real estate loans and a letter of credit outstanding to the companies associated with Mr. Bieber, Mr. Schwalbach, Mr. Burwell, and Mr. McGough. All loans to Mr. Bieber’s, Mr. Schwalbach’s, Mr. Burwell’s, and Mr. McGough’s companies were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. During 2000, TCF National Bank and/or its wholly owned subsidiary mortgage corporation, TCF Mortgage Corporation, had outstanding residential mortgage loans to certain family members of directors and executive officers. All such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features. During 2000, TCF Financial made loans to accounts of executives in the Executive Deferred Compensation Plan. See page 19 for details.

Director Nominating Committee: The Personnel/Shareholder Relations Committee nominates directors for election to the board. This Committee consists entirely of non-management directors.

AUDIT/ASSET QUALITY COMMITTEE REPORT

In December 1999 the SEC and the NYSE adopted new guidelines regarding audit committees. In consideration of these new guidelines, at a meeting on January 24, 2000, the Board, upon recommendation of the Audit/Asset Quality Committee, unanimously adopted a revised Audit/Asset Quality Committee Charter, which is attached as an Appendix to this Proxy Statement. The Audit/Asset Quality Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent accountants, KPMG LLP (“KPMG”), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed with the independent auditors, KPMG, the auditors’ independence. The Audit/Asset Quality Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on the review and discussions above, the Audit/Asset Quality Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Fees paid to our independent auditor, KPMG, for the year ended December 31, 2000 are as follows:

1. Audit Fees	$614,000

2. Financial Systems Design & Implementation Fees	None

3. All Other Fees	786,000

Total Fees	$1,400,000

The Audit/Asset Quality Committee has considered all fees for non-audit services to be compatible with maintaining the auditors’ independence.

Pursuant to NYSE Rule 303.02(D), the Board of Directors made a determination with respect to two Committee meetings in 2000 that the membership of Director Robert E. Evans on the Audit/Asset Quality Committee was required by the best interests of the company and the shareholders. Mr. Evans is the former President and Chief Operating Officer of TCF National Bank who retired from TCF Financial effective January 2, 1998, and who thus did not meet the new independence requirement of NYSE Rule 303.01 starting in April 2000 (his first election after the Rule’s effective date in December 1999). Since his retirement date is three years past as of January 2, 2001, Mr. Evans qualifies as independent under the Rule starting on that date. The Board believes his continuing membership on the Committee was required by the best interests of the company and its shareholders because of his extensive knowledge of and background with the company and because he qualifies as independent again as of January 2001.

BY THE AUDIT/ASSET QUALITY COMMITTEE:

George G. Johnson, Ch.
Thomas J. McGough
Robert E. Evans

COMPENSATION OF DIRECTORS

•	Employee (“inside”) directors receive no pay for Board service.

•	Non-employee directors are paid in cash and with stock grants.

•	Cash compensation:

•	Annual Retainer-$20,000 (which may be deferred and invested in TCF Stock)

•	Board Meetings-$700/meeting

•	Committee Meetings-$300/meeting ($500 if chairperson)

•	Stock grants:

•	Periodically, but not more often than every three years, directors receive TCF Stock grants equal to three times their annual retainer: ($20,000 x 3 = $60,000).

•	The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•	One-third of the shares vest in each year that TCF Financial’s return on equity exceeds 15%.

•	The stock vests over a minimum of three years.

•	Once all shares vest, new grants are made.

•	Unvested shares will vest if a change in control occurs.

•	Directors may defer the payment of fees and stock grants until they retire. All deferred fees are invested in TCF Stock.

•	Directors’ Retirement Plan:

•	Directors with five or more years of service receive a retirement benefit.

•	After five years directors are 50% vested and after ten years they are 100% vested.

Years of Service	Annual Benefit

Five	50% x $20,000 = $10,000

Six	60% x $20,000 = $12,000

Seven	70% x $20,000 = $14,000

Eight	80% x $20,000 = $16,000

Nine	90% x $20,000 = $18,000

Ten or more	100% x $20,000 = $20,000

•	Benefits vest if a change in control occurs.

•	The benefit is paid for a number of years equal to the director’s length of service on the Board.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of February 28, 2001 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially	Owned (1)	% of Shares Outstanding (2)

Directors and Nominees who are not Named Executives:
William F. Bieber	407,840	(6)(8)	(3)
Rodney P. Burwell	18,512	(4)(6)	(3)
John M. Eggemeyer III	29,114	(6)(8)	(3)
Robert E. Evans	437,097	(4)(6)	(3)
Luella G. Goldberg	85,762	(6)(8)	(3)
George G. Johnson	21,928	(6)	(3)
Thomas J. McGough	86,674	(4)(6)	(3)
Richard F. McNamara	5,560	(8)	(3)
Gerald A. Schwalbach	72,167	(6)(8)	(3)
Ralph Strangis	47,373	(6)(8)	(3)
Named Executives:
William A. Cooper	2,023,068	(4)(6)	2.5%
Thomas A. Cusick	665,050	(6)	(3)
Lynn A. Nagorske	636,930	(6)	(3)
Gregory J. Pulles	321,182	(4)(6)	(3)
Barry N. Winslow	253,401	(6)	(3)

All Directors, Nominees and Executive
Officers combined
(31 persons, including those named above)	6,420,994	(4)(5)(6)(8)	8.1%
5% beneficial owners
Putnam Investments, Inc. One Post Office Square Boston, MA 02109	5,742,167	(7)	7.2%

Advisory Committee of TCF Employees Stock Purchase Plan	4,381,595	(8)	5.5%
c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A
Wayzata, MN 55391-1693

         (1) All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole or shared (joint account) voting and dispositive power, except as indicated in the following footnotes.

         (2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 28, 2001.

         (3) 1.0% or less.

         (4) Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Burwell, 2,000 shares; Mr. McGough, 45,000 shares; Mr. Cooper, 6,011 shares; Mr. Evans, 17,660 shares; Mr. Pulles, 19,073 shares; and all directors, nominees and executive officers combined, 92,809 shares.

         (5) Includes shares which could be purchased upon the exercise of existing options within 60 days. As of February 28, 2001, there were no options outstanding for the directors, nominees and named executives, and 118,450 options outstanding for all executive officers combined.

         (6) Includes whole shares of TCF Stock allocated to accounts as of January 31, 2001, in the TCF Employees Stock Purchase Plan, for which the named executives and certain directors have shared voting power as follows: Mr. Cooper, 50,518 shares; Mr. Cusick, 37,813 shares; Mr. Nagorske, 27,954 shares; Mr. Pulles, 21,706 shares; Mr. Winslow, 24,804 shares; and all directors, nominees and executive officers combined, 319,924 shares. Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan (“SERP”), for which the named executives have shared voting power, as of January 31, 2001, as follows: Mr. Cooper, 82,126 shares; Mr. Cusick, 25,813 shares; Mr. Nagorske, 15,806 shares; Mr. Pulles, 15,039 shares; Mr. Winslow, 7,794 shares; Mr. Evans, 3,531 shares; and all directors, nominees and executive officers combined, 175,738 shares. Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the directors or named executives have sole or shared dispositive power, as of February 28, 2001, as follows: Mr. Bieber, 15,840 shares; Mr. Cooper, 1,046,580 shares; Mr. Cusick, 294,021 shares; Mr. Eggemeyer, 13,219 shares; Mr. Evans, 213,516 shares; Ms. Goldberg, 50,430 shares; Mr. Johnson, 15,328 shares; Mr. McGough, 27,312 shares; Mr. Nagorske, 394,137 shares; Mr. Pulles, 160,373 shares; Mr. Strangis, 13,373 shares; Mr. Schwalbach, 4,300 shares; Mr. Winslow, 203,612 shares; Mr. Burwell 1,512 shares; and all directors, nominees and executive officers combined, 3,128,323 shares.

         (7) Putnam Investments, LLC has shared dispositive power with respect to all of the shares and shared voting power with respect to 11,050 shares. Dispositive power is shared with Putnam Investment Management, Inc., an investment adviser subsidiary of Putnam Investments, LLC, with respect to 5,532,217 shares, and the Putnam Advisory Company, Inc., another investment adviser subsidiary, as to the remaining 209,950 shares. The foregoing information is based upon a Form 13G/A filed with the SEC by Putnam Investments, LLC on February 22, 2001.

         (8) The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Eggemeyer, McNamara, Schwalbach and Strangis, does not include any shares beneficially owned by the Advisory Committee.

Were All Stock Ownership Reports Timely Filed By TCF Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance). Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE. Based upon representations signed by officers and directors, TCF Financial believes that all reports required by officers and directors were filed on a timely basis during 2000.

BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiaries TCF National Bank and TCF National Bank Colorado who are not directors of TCF Financial.

TIMOTHY P. BAILEY (age 45) was elected Chief Operating Officer/Lending of TCF National Bank —Lakeshore in September 2000. Prior to that he was the President and Chief Executive Officer of TCF National Bank Wisconsin since 1993, and prior to that he had been Vice President of Commercial Lending/Loan Workouts with TCF National Bank Minnesota.

NEIL W. BROWN (age 42) was elected Chief Financial Officer, Treasurer and Executive Vice President of TCF Financial in October 1998. Prior to that, Mr. Brown was an Audit Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial. Mr. Brown also serves as chair of the Board of Directors of Vail Place. Mr. Brown is a Certified Public Accountant.

CRAIG R. DAHL (age 46) was elected an Executive Vice President of TCF Financial in May 1999. Mr. Dahl was also elected President of TCF Leasing, Inc., a wholly owned subsidiary of TCF National Bank, in June 1999. Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) since 1991.

WILLIAM E. DOVE (age 64) has been an Executive Vice President of TCF Financial since 1996 and of TCF National Bank since 1985. He has also held various other officer positions with the Michigan division of TCF National Bank and with TCF National Bank: Executive Vice President and Chief Credit Officer of TCF National Bank —Michigan (1995-1996) and Director of Commercial Lending of TCF National Bank (1993-1995).

JOSEPH W. DOYLE (age 53) was elected President of TCF Mortgage Corporation in January 2001. Prior to that he served as the acting President of TCF Mortgage Corporation since July 2000. Prior to that he was a Senior Vice President of TCF Mortgage Corporation since February 2000 and prior to that he was an Executive Vice President of TCF National Bank Michigan since 1996.

KEVIN J. FINK (age 43) was elected President of TCF Investments Management, Inc. in August 1998. He has been a Senior Vice President-Investments of TCF Financial and a Senior Vice President of TCF National Bank since 1993.

BRIAN J. HURD (age 47) was elected President of TCF Express Trade, Inc. in August 2000. Prior to that he was the President of TCF Securities, Inc. since 1996.

MARK L. JETER (age 44) was elected President of TCF National Bank – Minnesota in September 2000. He has also held various positions with TCF affiliates: President of TCF National Bank Michigan (1998-2000), Chief Executive Officer of TCF National Bank Michigan (January 1999 – September 2000), Executive Vice President of retail banking of TCF National Bank (1996-1998) and Senior Vice President of Retail Banking of TCF National Bank (1994-1998).

MICHAEL B. JOHNSTONE (age 53) was elected Chief Operating Officer/Retail Banking of TCF National Bank – Lakeshore in September 2000. Prior to that he was President and Chief Executive Officer of TCF National Bank Illinois since 1995 and prior to that Mr. Johnstone was an Executive Vice President of Branch Operations with TCF National Bank.

WAYNE A. MARTY (age 48) has been the President and Chief Executive Officer of TCF Bank Colorado since 1997. Prior to that Mr. Marty was a Senior Vice President of TCF National Bank.

RONALD J. PALMER (age 48) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank, in June 1998. He has been an Executive Vice President of TCF Financial and TCF National Bank since 1992. He has also held various other positions with TCF Financial and its affiliates: Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995-1998); President and Chief Executive Officer of TCF Mortgage Corporation (1992-1995). Mr. Palmer is a Certified Public Accountant.

GREGORY J. PULLES (age 52) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993. Mr. Pulles has been an Executive Vice President of TCF National Bank since 1989. He has also held various other positions with TCF National Bank: Secretary (1989-1995) and General Counsel (1985-1993).

BARBARA E. SHAW (age 45) was elected to the position of Senior Vice President-Human Resources of TCF Financial in December 1999. Prior to this time she was Senior Vice President of Human Resources for TCF National Bank having returned to TCF in April of 1998. Prior to returning to TCF she was a Vice President and

Business Unit Manager of the Investment Trust Department of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) from February 1996 to March 1998 and prior to that she was a Senior Vice President of TCF Mortgage Corporation from 1992 to 1996.

MARY E. SIPE (age 44) has been an Executive Vice President of TCF Financial since 1993. Ms. Sipe has been President of TCF Financial Insurance Agency, Inc. since 1989.

DAVID M. STAUTZ (age 44) was elected Controller of TCF National Bank in April 2000. In October 1999, he was elected Senior Vice President, Controller/Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF National Bank. Prior to that Mr. Stautz was a Director in the Corporate Controller’s Division of Wells Fargo & Company, formerly Norwest Corporation, from May 1985 through July 1999. Mr. Stautz is a Certified Public Accountant.

EARL D. STRATTON (age 53) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF National Bank since 1985.

THOMAS J. WAGNER (age 55) was elected President of TCF National Bank – Michigan in September 2000. Prior to being named President he served as an Executive Vice President of Commercial Lending. Before joining TCF National Bank Michigan in October 1996, Mr. Wagner was with Michigan National Bank for 21 years. Mr. Wagner is a Certified Public Accountant.

BARRY N. WINSLOW (age 53) was elected President and Chief Executive Officer of TCF National Bank – Lakeshore in September 2000. He has been the President of TCF National Bank since 1998. He has also held various positions with TCF affiliates: President of TCF National Bank Michigan (1995-1998); Chief Executive Officer of TCF National Bank Michigan (1996-January 2000); and President and Chief Executive Officer of TCF National Bank Illinois (1993-1995).

REPORT OF PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE

This Report identifies how the TCF executives named in the Summary Compensation Table on page 16 are paid and why. The “Summary Compensation Table” is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries whose salary and bonus earned in 2000 exceeded $100,000 (the “named executives”).

How Are Executive Officers Paid? TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and Performance Stock grants or stock options.

Base Compensation. The Personnel/Shareholder Relations Committee (the “Committee” or “Personnel Committee”) of the Board periodically reviews base compensation. The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself. The Committee generally requests an opinion from its outside consultant, Towers Perrin, before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members particularly take into account the Company’s performance and compensation levels paid by competitors. The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2001 other than Mr. Winslow, whose salary was increased to reflect the assumption of additional duties. In light of the incentive opportunities under the Year 2000 Performance Stock Awards described below, the Committee does not anticipate base compensation increases for the named executives during the period of those awards.

Annual Cash Bonus —2000 and 2001. For 2000 and 2001 the Committee approved a cash bonus plan for TCF Financial’s executives based on diluted earnings per share (“EPS”) as defined in the TCF Performance-Based Compensation Policy. Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 2000 and 2001:

2000 Goals

Diluted EPS	$2.00	$2.15	$2.25	$2.35
% of Salary Bonus	0%	50%	150%	200%

2001 Goals

Diluted EPS	$2.35	$2.50	$2.60	$2.65	$2.70
% of Salary Bonus	0%	50%	100%	150%	200%

TCF Financial’s diluted EPS performance for 2000 was $2.35, resulting in a bonus percentage of 200%, which the Committee approved. This bonus qualified as performance-based compensation under section 162(m) of the Internal Revenue Code (the “Code”). The Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted.

Stock Options. On December 14, 1998 the Committee awarded stock options to a number of senior management, including all of the named executives. All options were awarded at the market value of TCF Stock on the date of the award. The Committee made these awards as additional incentive to the senior management to improve performance and increase the company’s stock price. The Committee does not anticipate additional stock option grants to the named executives or other management executives who participate in the Year 2000 Performance Stock Awards through 2007.

Performance-Related Stock Grants. The Committee has made several performance-related stock grants to executives. A grant was made effective in 1997 (the “1997 Performance-Accelerated Stock Awards”). Because the performance goals for the 1997 Performance-Accelerated Stock Awards have been completely satisfied, another performance-related stock grant was made in early 2000 (the “Year 2000 Performance Stock Awards”).

The 1997 Performance-Accelerated Stock Awards: The awards provided that shares would vest in January 2007 or 2008 based on continuing service through the applicable date, but their vesting would be accelerated to January 1, 2002 if shares are earned through achievement of annual return on average equity (“ROE”) performance goals. ROE goals were established on a calendar year basis. Based on ROE performance of 21.90% for 1997, 17.81% for 1998, and 19.83% for 1999, substantially the entire 1997 Performance-Accelerated Stock Award had been earned through January 1, 2000 (although the shares will not vest until January 1, 2002). Therefore, since substantially all of the 1997 awards had been earned, in January of 2000 the Committee approved the Year 2000 Performance Stock Awards.

The Year 2000 Performance Stock Awards: In January of 2000, the Committee made a long-term, Performance Stock grant of 1,095,000 shares (1.3% of TCF’s outstanding shares) to twelve members of TCF’s executive management. The shares will vest only upon the achievement of designated future annual cash earnings per share (“Cash EPS”) goals and thus qualify as performance-based compensation under Section 162(m) of the Code. (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.) Fifty percent of the shares vest on the January 1st after achieving an annual Cash EPS goal of $3.71 per share (a 75% increase over the base year, 1999, Cash EPS of $2.12). The other fifty percent vests on the January 1st after achieving an annual Cash EPS goal of $4.24 per share (a 100% increase over the base year, 1999, Cash EPS of $2.12). Until the first 50% of the shares vest, dividends paid on the Performance Stock grant are paid at one-half the rate of dividends paid to shareholders generally. The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited.

The Committee does not anticipate any further stock grants to this group of executive management through year-end 2007. Generally, the individuals must remain employed with TCF through 2007 (or, if earlier, the January 1st after a goal is met) in order to receive the shares. In 2000, one additional executive was added to the Year 2000 Performance Stock grant as a result of a management consolidation and reorganization.

The Committee believes that these Performance Stock grants will incent management to achieve these long-term Cash EPS goals and will serve as a vehicle to retain senior management.

Executive Deferred Compensation Plan Loans. In 2000, as it had previously done in 1998, the Committee approved borrowing by the trustee of the trust for the Executive Deferred Compensation Plan on behalf of the accounts in the Plan and trust for the purpose of investing in additional shares of TCF Stock at the market value of the Stock on the date(s) of purchase of an average of $22.74 (rounded) per share. See page 19 for further information.

Compensation Philosophy. TCF Financial has a seven point compensation philosophy statement which the Committee reviews in all of its compensation decisions. This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company. The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: EPS. The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance. The Committee believes that Cash EPS is an appropriate measure of long-term performance that will encourage management to pursue profitable acquisition opportunities that are in the long-term best interests of the Company’s shareholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial Performance Stock awards. Annually, the Committee reviews compensation paid by a selected peer group (for 2000, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 2000). The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

The Committee also encourages retention of executives through certain terms and conditions of Performance Stock awards. Thus, although 100% of the 1997 Performance Stock Award has been earned on the basis of ROE performance through January 1, 2001, the shares will not vest until January 1, 2002. Similarly, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal. Also, the first goal has been set at a high standard – a 75% increase in Cash EPS. The Committee anticipates that achieving this goal will require several years and will provide executives with a strong incentive to remain with the Company and work toward both goals.

The Committee believes that the Company’s compensation philosophy has been generally successful. Annually, the Committee compares the Company’s performance to that of a selected peer group (see footnote 2 to the TCF Stock Performance Chart on page 15). The Company ranked 1st in combined performance out of the selected peer group companies in 2001 (2000 performance), 1st in 2000 (1999 performance), 15th in 1999 (1998 performance), and fifth in 1998 (1997 performance).

The Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code. To date, all compensation paid to executives has been tax deductible.

Committee Membership. The Committee members are not, and never have been, executive officers of TCF Financial. All Committee members are non-employee directors. On certain matters, a smaller group of the Committee acts as a sub-committee in approving performance-based goals and other matters as required by law.

BY THE COMMITTEE:

Ralph Strangis, Chairman	William F. Bieber
John M. Eggemeyer III	Luella G. Goldberg
Richard F. McNamara	Gerald A. Schwalbach

TCF STOCK PERFORMANCE CHART

The following graph compares the cumulative total shareholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor’s 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1995 and reinvestment of all dividends).

	Period Ending

Index	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

TCF Financial Corporation	100.00	133.97	213.04	155.16	163.94	302.56
S&P 500	100.00	122.86	163.86	210.64	254.97	231.74
SNL All Bank & Thrift Index[1]	100.00	138.61	212.78	225.86	216.08	261.03
2000 TCF Peer Group[2]	100.00	136.10	219.96	208.67	175.68	231.98
1999 TCF Peer Group[3]	100.00	134.21	218.71	216.36	178.80	233.69

       1 Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 750 companies as of December 31, 2000.
       2 Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 2000, as follows: Bank United Corporation; BancWest Corporation; National Commerce Bancorporation; Hibernia Corporation; GreenPoint Financial Corporation; North Fork Bancorporation, Inc.; Synovus Financial Corp.; Pacific Century Financial Corporation; Commercial Federal Corporation; Provident Financial Group, Inc.; Associated Banc-Corp; Colonial BancGroup, Inc.; Centura Banks, Inc.; Webster Financial Corporation; People’s Bank (MHC); Commerce Bancshares, Inc.; FirstMerit Corporation; Downey Financial Corp.; First Citizens BancShares, Inc.; First Virginia Banks, Inc.; BancorpSouth, Inc.; Hudson City Bancorp, Inc. (MHC); BOK Financial Corporation; City National Corporation; Old National Bancorp; Mercantile Bankshares Corporation; Citizens Banking Corporation; Capitol Federal Financial (MHC); Sky Financial Group Inc.; Santander BanCorp.
       3 Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 1999. Six of the companies which were in the 1999 TCF Peer Group are not in the 2000 TCF Peer Group due to merger and acquisition activity or changes in asset size.

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

					Long-Term Compensation
		Annual Compensation			Awards

						Securities
					Restricted	Underlying
Name and				Other Annual	Stock	Options/	All Other
Principal Position		Salary	Bonus	Compensation	Awards	SARS	Compensation
at December 31, 2000	Year	($)(a)	($)(a)	($)(b)	($)(c)	(#)	($)(d)

William A. Cooper	2000	$700,000	$1,400,000	(b)	$848	0	$128,598
Director, Chairman of the Board	1999	700,000	1,050,000		0	0	85,818
and Chief Executive Officer	1998	700,000	0		0	125,000	119,082

Thomas A. Cusick	2000	$360,000	$720,000	(b)	$848	0	$46,810
Director, Vice Chairman and	1999	360,000	540,000		0	0	26,586
Chief Operating Officer	1998	360,000	0		0	65,000	44,861

Lynn A. Nagorske	2000	$360,000	$720,000	(b)	$565	0	$36,042
Director and President	1999	304,000	456,000		0	0	17,855

	1998	304,000	0		0	55,000	34,271
Gregory J. Pulles	2000	$264,000	$528,000	(b)	$848	0	$31,231
Vice Chairman, General Counsel	1999	264,000	396,000		0	0	16,899
and Secretary	1998	264,000	0		0	50,000	30,882

Barry N. Winslow	2000	$240,000	$480,000	$137,725(b)	$579,003	0	$21,780
President of TCF National Bank	1999	240,000	300,000		156,188	0	11,038
	1998	200,000	0		0	45,000	18,268

OPTION GRANTS AND EXERCISES

There were no option awards to the named executives in 2000. See the next page for Option Exercises in 2000.

(a) Salary and bonus are shown for the year in which they were earned. The bonuses shown were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals. (See “Annual Cash Bonus — 2000 and 2001” in the Report of Personnel/Shareholder Relations Committee, pages 12 and 13, for a description of the bonus program.)
(b) Includes reimbursement of relocation expenses of $129,517 for Mr. Winslow. For the other named executives, the amounts did not exceed the lesser of $50,000 or 10% of annual salary and bonus. For the years 1999 and 1998, the amounts did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any of the named executives.
(c) The restricted stock awards shown in 2000 were made under a “Service Award Shares” program for all TCF employees with five or more years of service. In addition, Mr. Winslow received additional restricted stock awards in 2000 and 1999 as shown. Additional awards were made to the named executives in 2000 of stock grants which qualify as performance-based (see chart entitled “Long Term Incentive Plans — Awards in Last Fiscal Year” on the next page and see also “The Year 2000 Performance Stock Awards” in the Report of the Personnel/Shareholder Relations Committee, page 13.) At December 31, 2000, the total unvested TCF Stock holdings of the named executives, including all previous restricted stock awards and performance stock awards, was as follows:

	# of Unvested	Value at
	Shares	December 31, 2000

William A. Cooper	502,030	$22,371,712

Thomas A. Cusick	279,030	$12,434,274

Lynn A. Nagorske	263,020	$11,720,829

Gregory J. Pulles	151,030	$ 6,730,274

Barry N. Winslow	122,620	$ 5,464,254

Dividends are paid at the regular rate for TCF Stock except for performance-based shares awarded in 2000, which are paid a dividend of one-half the normal rate until 50% of the shares vest. Value at December 31, 2000, is based on $44.5625, which was the closing price of TCF Stock on December 29, 2000.
(d) Represents defined contribution plan (401(k) and supplemental) employer contributions, and dividend allocations during 2000 as follows: Mr. Cooper, $116,948; Mr. Cusick, $46,810; Mr. Nagorske, $36,042; Mr. Pulles, $31,231; and Mr. Winslow, $21,780; and insurance premiums paid for Mr. Cooper in 2000 of $11,650.

OPTION EXERCISES IN 2000 AND VALUE OF OUTSTANDING
OPTIONS AT DECEMBER 31, 2000

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired		Options at	In-The-Money Options at
	on	Value	December 31, 2000	December 31, 2000
Name	Exercise	Realized	(Vested/Unvested)	(Vested/Unvested)

William A. Cooper	90,000	$742,986	0/0	$0/0

Thomas A. Cusick	0	0	0/0	$0/0

Lynn A. Nagorske	60,600	564,893	0/0	$0/0

Gregory J. Pulles	0	0	0/0	$0/0

Barry N. Winslow	45,000	393,696	0/0	$0/0

REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

		Performance Or
		Other Period	Estimated Future Payouts (# Shares)
	Number of Shares	Until Maturation
Name	of TCF Stock	Or Payout	Threshold	Maximum

William A. Cooper	300,000	(a)	150,000	300,000

Thomas A. Cusick	175,000	(a)	87,500	175,000

Lynn A. Nagorske	175,000	(a)	87,500	175,000

Gregory J. Pulles	75,000	(a)	37,500	75,000

Barry N. Winslow	50,000	(a)	25,000	50,000

      (a) 50% of the shares will vest on January 1 after TCF achieves a $3.71 Cash EPS (the “Threshold” Estimated Future Payout). The remaining 50% of the shares will vest on January 1 after TCF achieves a $4.24 Cash EPS (the “Maximum” Estimated Future Payout). Any shares not vested before January 1, 2008 are forfeited on that date.

BENEFITS FOR EXECUTIVES

The named executives participate in the same stock purchase/401-k, pension, medical and other benefits that are provided to TCF employees generally. In addition, TCF provides the executives with a supplementary “SERP” plan which provides 401-k and pension benefits with respect to the executives’ compensation in excess of certain limits established by the Code for the 401-k and pension plans and with supplemental long-term disability coverage. Executives are also eligible for a deferred compensation program that allows them to defer receipt and taxation of salary, bonus and stock grants until after they leave TCF. TCF does not make any employer matching or other employer contributions to the deferred compensation plans, other than payment of plan expenses. TCF also provides change in control protection for executives in the event of a change in control and provides various perquisites. The value of the perquisites is included in the Summary Compensation Table on page 16 (or, in some instances, was not large enough to meet the SEC threshold for disclosure on that table.) Following is a more detailed description of TCF’s benefit plans that are provided to executive officers, including the named executives.

Stock Purchase/401-k Plan

•	Under the TCF Employees Stock Purchase Plan, eligible employees are allowed to make contributions by salary reduction of up to 12% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code. Contributions of employees defined by the Code as “highly compensated” are limited to 6% of salary and incentive compensation, however. TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay. Employee contributions vest immediately, while the Company’s matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.

•	Employee contributions and matching contributions are invested 100% in TCF Stock. Dividends are paid by the plan directly to the participants.

•	The benefit upon termination of employment is the vested shares in the account, distributed as shares or cash as elected by the participant.

Stock Purchase/401(k) Plan SERP

•	The named executives participate in a Supplemental Employee Retirement Plan (“SERP”) related to the TCF Employees Stock Purchase Plan.

•	The SERP provides the same benefits as the TCF Employees Stock Purchase Plan, except on compensation or benefits which exceed certain limits for that plan under the Code. Assets are invested 100% in TCF Stock.

Total Stock Purchase/401(k) -Related Benefits

•	The total account balances under the TCF Employees Stock Purchase Plan and its related SERP for the named executives as of December 31, 2000, were as follows: Mr. Cooper, $5,762,418; Mr. Cusick, $2,759,766; Mr. Nagorske, $1,874,433; Mr. Pulles, $1,582,418; and Mr. Winslow, $1,402,567.

Pension Benefits

Cash Balance Plan (since 1990)

•	Under the TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.

•	Retirement accounts are credited quarterly with interest payments which are tied to 10-year U.S. Government Bonds.

•	The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

Pre-1990 Pension Plan

•	Prior to September 1, 1990, TCF’s pension plan was based on various formulas.

•	Benefits earned under this prior pension plan were frozen as of September 1, 1990.

•	For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is provided by a group annuity contract with an independent insurance company.

Pension SERP

•	The named executives participate in a SERP related to the Cash Balance Plan and the Pre-1990 Pension Plan.

•	The SERP provides benefits based on the Cash Balance Plan and the Pre-1990 Pension Plan but with respect to compensation and/or benefits which exceed certain limits for those plans under the Code.

Total Pension-Related Benefits

•	The total annual annuity benefit (single life annuity form) under these three pension plans for the named executives accrued through December 31, 2000, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $156,110; Mr. Cusick, $81,201; Mr. Nagorske, $91,134; Mr. Pulles, $63,255; and Mr. Winslow, $44,973. If the executives continued with TCF until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $250,371; Mr. Cusick, $141,230; Mr. Nagorske, $270,330; Mr. Pulles, $132,008; and Mr. Winslow, $97,617.

Deferred Compensation Plans

•	TCF Financial has deferred compensation plans that allow eligible executives and senior officers (and certain leasing employees) to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.

•	The plans are known as the TCF Financial Executive Deferred Compensation Plan, Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.

•	There are no company contributions to these plans, other than payment of administrative expenses.

•	Amounts deferred are credited to deferred compensation accounts along with the earnings and losses of the selected investments. Dividends on certain deferred stock awards are paid out to the executives at the time the dividend is paid, pursuant to the executive’s election.

•	Available investments include TCF Stock and other publicly traded stocks and bonds.

•	Distributions from the plans are paid out after termination of employment over no more than 15 years and, in some cases, in lump sum form.

•	TCF Financial has established trust funds to accumulate assets for payment of liabilities.

•	In 2000, as it had previously done in 1998, TCF Financial made loans to accounts in the Executive Deferred Compensation Plan for the acquisition of TCF Stock. The amount of the borrowing was limited to what could be serviced through dividend payments on existing and newly acquired shares of TCF Stock in the accounts. TCF Financial made all loans for a term of five years and at a prevailing market rate of interest. The number of shares purchased for accounts of the named executives through these loans, and the amounts of the loans, were as follows: Mr. Cooper, 44,408 shares ($1,009,882); Mr. Nagorske, 9,254 shares ($210,445); Mr. Pulles, 7,516 shares ($170,921); and Mr. Winslow, 5,895 shares ($134,058). Shares of TCF Stock purchased with a loan are not allocated to the executive’s account until the account’s loan is fully repaid. Each loan is secured by a pledge of the stock acquired through the loan, future income to the account, and a personal guarantee and deferral commitment from each executive. Shares of TCF Stock purchased in the Plan through loans or otherwise cannot be sold or transferred in any manner during the term of the executive’s employment with TCF Financial, and will be distributed in kind upon his leaving employment with TCF Financial.

•	Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2000 were as follows: Mr. Cooper —$42,584,838; Mr. Cusick —$12,789,080; Mr. Nagorske —$16,153,316; Mr. Pulles —$6,379,933; and Mr. Winslow - $8,502,523. These amounts include shares of TCF Stock which are not currently part of the account’s distributable balance because they are unvested restricted stock awards or were purchased with loans that are not yet fully repaid. At December 31, 2000, accounts in all three deferred compensation plans combined held 3,695,460 shares of TCF Stock valued at $164,678,930.

Payments in the Event of a Change in Control

•	Mr. Cooper and the other named executives are entitled to severance payments and vesting of stock grants and options if their employment is terminated due to a change in control.

•	Mr. Cooper is entitled to the following payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:

•	A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

•	A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not Mr. Cooper’s employment is terminated.

•	If Mr. Cooper becomes subject to an excise tax under Code section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax cost reimbursement”).

•	The other named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for “good reason” within 18 months after a change in control:

•	A cash payment equal to two times their annual salary and bonus.

•	A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•	If the executive becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.

•	If the named executives terminated employment effective February 1, 2001 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit —Mr. Cooper, $4,550,000; Mr. Cusick, $1,560,000; Mr. Nagorske, $1,504,000; Mr. Pulles, $1,144,000; and Mr. Winslow, $1,060,000; (2) Non-cash: vesting of restricted stock and performance-based stock awards, some of which have already been earned —Mr. Cooper, 502,030 shares; Mr. Cusick, 279,030 shares; Mr. Nagorske, 263,020 shares; Mr. Pulles, 151,030 shares; and Mr. Winslow, 122,620 shares; and (3) excise tax cost reimbursement. The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

What are the Provisions of the Chief Executive Officer’s Employment Agreement?

•	TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.

•	The agreement is for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.

•	Mr. Cooper’s minimum base pay is $700,000.

•	If Mr. Cooper is terminated “without cause” or leaves for “good reason” he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.

•	If Mr. Cooper is terminated with “cause” or voluntarily leaves without “good reason,” he cannot compete against TCF Financial for one year. This does not apply if a change in control occurs.

•	In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

What Is The Board’s Recommendation On Voting For Directors? The Board unanimously recommends that TCF    shareholders vote “For” all the Nominees listed on page 3.

ADDITIONAL INFORMATION

Who Audits TCF’s Financial Records? KPMG LLP served as TCF Financial’s independent public accountants for the fiscal year ended December 31, 2000 and have been engaged to continue as TCF Financial’s independent public accountants for the fiscal year ending December 31, 2001. Shareholders are not being asked to vote on the selection of independent public accountants. It is expected that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

How Can Shareholders Submit Proposals and Nominate Directors for Next Year’s Meeting? If you are a shareholder and you wish to have a proposal included in TCF Financial’s proxy statement for its Annual Meeting in 2002 you must submit your request in writing to the Secretary of TCF Financial no later than November 30, 2001. We suggest that you send any such proposals by certified mail. The Board has the right to review shareholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.

Proposals not included in proxy mailings may be submitted to the Annual Meeting if they meet the requirements of the Bylaws of TCF Financial. Shareholders must deliver a notice of the proposal to the Secretary of TCF Financial by the deadline. The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made. Shareholders can nominate directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other shareholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board. TCF Financial reserves the right to vote all proxies against any proposals or nominations received after the deadline for submission of proposals and nominations.

How Can Shareholders Get Copies of TCF’s Annual Report? TCF Financial is furnishing with this proxy statement a copy of its 2000 Annual Report including financial statements. SHAREHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2000 ANNUAL REPORT ON FORM 10-K. If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page one of this proxy statement. If you want copies of exhibits to the 2000 Annual Report on Form 10-K a reasonable charge may be made for the expense.

APPENDIX

TCF FINANCIAL CORPORATION
BOARD OF DIRECTORS
AUDIT/ASSET QUALITY COMMITTEE CHARTER

Adopted January 24, 2000 and Revised March 20, 2000

I. INTRODUCTION AND PURPOSE

      TCF Financial Corporation (the “Company”) is a publicly-held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board’s oversight occurs through the standing committees of the Board, such as the Audit/Asset Quality Committee. The primary function of the Audit/Asset Quality Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit/Asset Quality Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent auditor and internal auditing department.

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board of Directors.

•	Monitor and review the Company’s activities to help ensure that legal requirements and high standards of business and personal ethics are communicated within the Company and are being met by the Company, its employees and business partners.

•	Establish, in conjunction with Company management, an effective compliance management system for the consumer compliance-related roles of all bank subsidiary and affiliate functions. The Audit/Asset Quality Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

II. COMPOSITION

      The members of the Audit/Asset Quality Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit/Asset Quality Committee may designate a Chair by majority vote of the full Audit/Asset Quality Committee membership.

      A. Independence

      The Audit/Asset Quality Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent Directors, as specified in the Rules and Regulations of the New York Stock Exchange, and shall be free from any relationship that, in the opinion of the Board, may interfere with their independence from management and the Company.

      B. Financial Literacy

      Each member of the Audit/Asset Quality Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit/Asset Quality Committee; and at least one member of the Audit/Asset Quality Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

III. MEETINGS

      The Audit/Asset Quality Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit/Asset Quality Committee members shall attend each of the regularly scheduled meetings in person. As part of its job to foster open communication, to the extent necessary, time should be set aside at each meeting for the Audit/Asset Quality Committee to meet with management, the internal auditor and the independent auditor in separate sessions to discuss any matters that the Audit/Asset Quality Committee or each of these groups believe should be discussed privately.

      A majority of the Audit/Asset Quality Committee members currently holding office constitutes a quorum for the transaction of business. The Audit/Asset Quality Committee shall take action by the affirmative vote of a majority of the Audit/Asset Quality Committee members present at a duly held meeting.

IV. RESPONSIBILITIES AND DUTIES

      The Audit/Asset Quality Committee shall undertake the following responsibilities and duties.

      A. Documents/Reports Review

•	Review and reassess the adequacy of this Charter at least annually.

•	Review the Company’s consolidated annual financial statements and any related report rendered by the independent auditors.

•	Review the significant recommendations made to management by the internal auditing department and management’s responses.

•	Review Quarterly reports on Form 10-Q with financial management and the independent accountants prior to filing with the Securities and Exchange Commission. The Chair of the Audit/Asset Quality Committee may represent the entire Audit/Asset Quality Committee for purposes of this review.

      B. Independent Auditors

•	Oversee the selection, evaluation, retention and replacement of the Company’s independent auditor as representative of the Board of Directors and the shareholders, with final authority on these matters, and as to the ultimate accountability of the independent auditor, resting with the Audit/Asset Quality Committee and the Board of Directors.

•	Recommend to the Board of Directors the selection of the Company’s independent auditor, considering independence and effectiveness, and approve the fees and other compensation to be paid to the Company’s independent auditor. On an annual basis, the Audit/Asset Quality Committee should receive from the selected independent auditor a written statement delineating all significant relationships (and related fees) the Company’s independent auditor has with the Company to consider in the evaluation of the independent auditor’s independence. The Audit/Asset Quality Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•	Monitor the performance of the Company’s independent auditor and approve any proposed discharge of the Company’s independent auditor when circumstances warrant.

•	Periodically consult with the Company’s independent auditor, outside of the presence of management, about the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied to its financial reporting, and the Company’s internal controls and the completeness and accuracy of the Company’s financial statements.

      C. Financial Reporting Processes

•	In consultation with the Company’s independent auditor, and the Company’s internal auditors, monitor the integrity of the Company’s financial reporting processes, both internal and external.

•	Review and discuss the scope of the annual audit plans for both the internal and independent auditors.

•	Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices, financial reporting process, and system of internal controls, as suggested by the Company’s independent auditor, management, or the internal auditing department.

      D. Process Analysis and Review

•	Establish regular and separate systems of reporting to the Audit/Asset Quality Committee by each of management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

•	Review with the Company’s independent auditor, the internal auditing department and management the extent to which significant changes or improvements in financial or accounting practices, as approved by the Audit/Asset Quality Committee, have been implemented.

      E. Audit/Asset Quality Committee Report

•	Include in the Company’s annual proxy statement a report from the Audit/Asset Quality Committee, stating whether:

(1) the Audit/Asset Quality Committee has reviewed and discussed the audited financial statements with management;

(2) the Audit/Asset Quality Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; and

(3) the Audit/Asset Quality Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditors’ independence;

(4) Based on the review and discussions referred to in items (1) through (3) above, the Audit/Asset Quality Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-KSB (17 CFR 249.310b) for the last fiscal year for filing with the Commission.

      F. Legal, Ethical and Consumer Compliance

•	Oversee the development, issuance, distribution and review of appropriate ethics guidelines.

•	Oversee the development, issuance, distribution and review of legal compliance guidelines and procedures related to the consumer compliance, fair lending and Community Reinvestment Act requirements.

•	Monitor and review periodically the systems that management has established to implement the Company’s ethics and compliance guidelines.

•	Oversee the development of processes for receiving and investigating reports of significant compliance violations.

•	Review, with Company counsel, legal compliance matters including corporate securities trading policies.

      G. Asset Quality

•	Review management’s determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

      H. Qualification

      While the Audit/Asset Quality Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit/Asset Quality Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit/Asset Quality Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws or regulations.

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Shareholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Shareholders which will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 9, 2001, at 10:30 a.m. local time.

At the Annual Meeting you will be asked to elect four directors to the Board.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

DETACH HERE

PROXY
(Revocable)

TCF FINANCIAL CORPORATION

May 9, 2001

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Shareholders meeting to be held on May 9, 2001 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on March 16, 2001 (the “Record Date”). My instructions are to vote as follows: (1) As to the proposal on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote for all nominees. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the mailing of this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

*	For joint owners, we/our is substituted for I/my throughout.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

TCF FINANCIAL
CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone	It’s fast, convenient, and your vote is immediately confirmed and posted.

1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:	Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.	2.	Go to the Website http://www.eproxyvote.com/tcb

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/tcb anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

          Please mark
[X]     votes as in
          this example.

Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted “FOR ALL NOMINEES”. The Board of Directors recommends that you vote “FOR ALL NOMINEES”.

1. Election of Directors.

Nominees: (01) Luella G. Goldberg, (02) George G. Johnson,

(03) Lynn A. Nagorske, (04) Ralph Strangis

FOR WITHHHELD [ ] ALL [ ] FROM ALL NOMINEES NOMINEES

[ ] __________________________________________ For all nominees except as noted above	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Note: Please sign as name appears hereon. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.

Signature:_______________________Date:___________Signature:________________________Date:____________

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Shareholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Shareholders which will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 9, 2001, at 10:30 a.m. local time.

At the Annual Meeting you will be asked to elect four directors to the Board.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

DETACH HERE

PROXY
(Revocable)

TCF FINANCIAL CORPORATION

May 9, 2001

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To: U. S. Bank National Association as Trustee (the “Trustee”) under the Trust Agreement for the TCF Employees Stock Purchase Plan (the “Plan”)

I hereby instruct the Trustee to vote my shares of TCF stock in the Plan at the annual Shareholders meeting to be held on May 9, 2001 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”). I hereby revoke any instructions I previously gave for this Meeting. I authorize the Trustee to implement this vote by signing a proxy card in the form solicited by the Board of Directors . This Instruction applies to all shares of record in my Plan account at the close of business on March 16, 2001 (the “Record Date”). My instructions are to vote as follows: (1) As to the proposal on the reverse side of this card, the Trustee shall follow the instructions I have marked. If I have not marked any instructions, the Trustee shall vote in favor of all nominees. (2) As to the following items (if any of them arise) the Trustee is instructed to authorize the proxies selected by TCF Financial’s Board of Directors to vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the mailing of this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. In order for these instructions to be effective, they must be received by the Trustee no later than May 4, 2001. The Advisory Committee of TCF Employees Stock Purchase Plan, consisting of the independent members of the Personnel/Shareholder Relations Committee of the Board, will provide voting instructions for any shares in the Plan for which instructions are not received by the deadline.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. BY LAW, YOUR VOTE IS CONFIDENTIAL.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

TCF FINANCIAL
CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone	It’s fast, convenient, and your vote is immediately confirmed and posted.

1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:	Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.	2.	Go to the Website http://www.eproxyvote.com/tcb

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.	4.	Follow the instructions provided

Your vote is important!	Your vote is important!

Call 1-877-PRX-VOTE anytime!	Go to http://www.eproxyvote.com/tcb anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

          Please mark
[X]     votes as in
          this example.

PROXY CARD for TCF Employees Stock Purchase Plan
(Continued from reverse side)

Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted “FOR ALL NOMINEES”. The Board of Directors recommends that you vote “FOR ALL NOMINEES”.

1. Election of Directors.

Nominees: (01) Luella G. Goldberg, (02) George G. Johnson,

(03) Lynn A. Nagorske, (04) Ralph Strangis

FOR WITHHHELD [ ] ALL [ ] FROM ALL NOMINEES NOMINEES

[ ] __________________________________________ For all nominees except as noted above	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Note: The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by May 4, 2001 (or voted by telephone or by Internet by that date), however, the shares under the TCF Employees Stock Purchase Plan will be voted as directed by the Advisory Committee of the Plan. Once voted, this proxy may be revoked in writing or by telephone or Internet, or by a new proxy card, telephone or Internet vote received by the Trustee on or before May 4, 2001.
Note: Please sign as name appears hereon

Signature:_______________________Date:___________Signature:________________________Date:____________